Exhibit 10.52.1

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

July 30, 2004

Reference is made to that certain Registration Rights Agreement dated August 14, 2003 (the “Agreement”)  by and between Artemis International Solutions Corporation, a Delaware corporation (the “Company”) and Laurus Master Fund, Ltd. (the “Purchaser” or “Laurus”).  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Company and Laurus have agreed to amend certain terms of the Agreement and the Company desires to make such changes; and

WHEREAS, the Company and Laurus agree that on the date hereof the Company is in compliance with all the terms and provisions of the Agreement.

NOW, THEREFORE, in consideration for the execution and delivery by the Company of this amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       The definition of “Filing Date” contained in Section 1 of the Agreement is hereby deleted in its entirety and the following inserted in its stead:

““Filing Date” means, with respect to the Registration Statement required to be filed hereunder regarding the first Secured Convertible Minimum Borrowing Note, no later than thirty (30) days after closing on the amendment to the Agreement hereof, with the effective date of such Registration Statement to be effective no later than ninety (90) days after such closing in the event that the Registration Statement is not reviewed by the SEC, or in the event the Registration Statement is reviewed by the SEC, then the effective date is to be effective no later than one hundred twenty (120) days after such closing.With respect to each $1,500,000 tranche of Loans funded after the date hereof – meaning any new (serialized) Minimum Borrowing Note issued to Laurus upon attaining a $1,500,000 aggregation – “Filing Date” shall mean, the date which is forty five (45) days after such funding of such additional $1,500,000 of loans evidenced by a Minimum Borrowing Note and with respect to shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price made pursuant to Section 3.5 of the Secured Convertible Minimum Borrowing Notes, or Section 4 of the Warrant or otherwise, forty five (45) days after either the occurrence of such event or the date of the adjustment of the Fixed Conversion Price.”

2.                                       Section 6(a) of the Registration Rights Agreement is hereby amended by adding the following provision as its last sentence:

Notwithstanding anything to the contrary herein, Laurus acknowledges that while the re-audit by Squar Milner of the Company’s December 31, 2001 consolidated financial statements is now complete, the Company has decided not to file an amendment to its December 31, 2002 Form 10-K as previously disclosed, which would require obtaining the consents of certain predecessor auditors to re-issue their audit reports on the Company’s financial statements for the year ended December 31, 2000.  The Company has not obtained such consents, and instead, has included all relevant 2001 financial information in the annual report on Form 10-K for the year ended December 31, 2003.

3.                                       Section 6(c) of the Registration Rights Agreement is hereby amended by adding the following provision as its last sentence:

Notwithstanding anything to the contrary herein, Laurus acknowledges that on June 16, 2004, the Company completed a private placement of $9.0 million of convertibe preferred stock.

4.                                       The Registration Rights Agreement shall be deemed amended to allow the Company to file a Registration Statement encompassing both the shares of Common Stock issuable to Holder, as well as shares of Common Stock issuable to the preferred shareholder group in the Company’s private investment funding transaction involving Emancipation Capital as disclosed to Holder in writing and as set forth on Schedule A.

5.                                       The foregoing amendment shall be effective as of August 14, 2003.

6.                                       There are no other amendments to the Agreement, and all of the other forms, terms and provisions of the Agreement remain in full force and effect.

7.                                       The Company hereby represents and warrants to Laurus that as of the date hereof all representation, warranties and covenants made by the Company in connection with the Agreement are true correct and complete and all of the Company’s covenants requirements have been met.

IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment No. 1 to Registration Rights Agreement to be signed in its name and be effective as of the 14th day of August, 2003.

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

By:
Name:
Title:

LAURUS MASTER FUND, LTD.

By:
Name:
Title: